UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2007 (May 22, 2007)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 579-7388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On May 22, 2007, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), provided written notice of termination (the “Notice”) to Oncology Therapeutic Networks (“OTN”), the successor-in-interest to National Specialty Services, Inc. (“NSS”), of the Company’s Wholesale Service Agreement with NSS, executed in February 2002 and effective as of November 1, 2001, as amended (the “Agreement”).  The Notice provides for termination of the Agreement effective on or about November 14, 2007.

Under the Agreement, OTN acts as the Company’s a non-exclusive authorized distributor of Atridox®, Atrisorb FreeFlow®, and Atrisorb-D® and OTN provides certain additional services, including marketing, sales detail report production and contract administration.

Upon termination, specified provisions of the Agreement will survive such termination, including those provisions that relate to certain warranties and indemnification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: May 25, 2007	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)